EXHIBIT 3.4

IMMUNOTECHNOLOGY CORPORATION

CERTIFICATE OF DESIGNATIONS, PREFERENCES
AND RIGHTS OF SERIES B CONVERTIBLE PREFERRED STOCK

The undersigned officer of ImmunoTechnology Corporation (the “Company”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred by the Company’s Certificate of Incorporation, as amended to date, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company, on June 23, 2006 adopted a resolution providing for certain powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of certain shares of Series B Convertible Preferred Stock, $.00001 par value, of the Company, which resolution is as follows:

RESOLVED: That, pursuant to the authority vested in the Board of Directors of the Company and in accordance with the General Corporation Law of the State of Delaware and the provisions of the Company’s Certificate of Incorporation, a series of 240 shares of the authorized and unissued Preferred Stock, par value $.00001 per share, of the Company is hereby created as the Series B Convertible Preferred Stock, and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, are as set forth on Exhibit A attached hereto.

EXECUTED as of this 23rd day of June, 2006.

IMMUNOTECHNOLOGY CORPORATION

/s/ Mark A. Scharmann

Mark A. Sharmann
President

Exhibit A

IMMUNOTECHNOLOGY CORPORATION

CERTIFICATE OF DESIGNATIONS, PREFERENCES
AND RIGHTS OF SERIES B CONVERTIBLE PREFERRED STOCK

240 shares of the authorized and unissued Preferred Stock of the Company are hereby designated “Series B Convertible Preferred Stock” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations, to be issued by the Company at any time and from time to time, such date of issuance the “Series B Original Issue Date.”

1. DIVIDENDS. Dividends shall be payable to the holders of shares of Series B Convertible Preferred Stock when, as and if declared by the Board of Directors, out of funds legally available therefor. The Corporation shall not declare, pay or set aside any dividends on shares of Common Stock, $.00001 par value per share (“Common Stock”) of the Company unless the holders of the Series B Convertible Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series B Convertible Preferred Stock in an amount at least equal to that dividend per share of Series B Convertible Preferred Stock as would equal the dividend payable on the number of shares of Common Stock issuable upon conversion of a share of Series B Convertible Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend.

2. CONVERSION OF SERIES B PREFERRED SHARES. A person or entity holding shares of Series B Convertible Preferred Stock (a “Holder”) shall have the following conversion rights:

(a) CONVERSION RIGHT. Subject to the limitation set forth in Section 2(b) and subject to the availability of sufficient authorized and unissued shares of Common Stock, each share of Series B Convertible Preferred Stock (a “Series B Preferred Share”) shall be convertible, at the option of the Holder at any time and from time to time and without payment of additional consideration, at the office of the Company or any transfer agent for the Series B Convertible Preferred Stock, into 100,000 fully paid and nonassessable shares of the Company's Common Stock, rounded downward to the nearest whole share in accordance with Section 20 below (the “Series B Conversion Rate”) . The Series B Conversion Rate shall be subject to adjustment as provided below.

(b) CERTAIN ADJUSTMENTS AND OTHER EVENTS. The Series B Conversion Rate will be subject to adjustment from time to time as provided in this Section 20.

(i) ADJUSTMENTS FOR SUBDIVISIONS OR COMBINATIONS OF COMMON STOCK. In the event the outstanding shares of Common Stock shall be subdivided by stock split, stock dividend, reclassification or otherwise, into a greater number of shares of Common Stock or the

Company shall declare a dividend payable in any right to acquire Common Stock for no consideration, without a comparable subdivision of the Series B Convertible Preferred Stock, the Series B Conversion Rate in effect immediately prior to such event shall, concurrently with the effectiveness of such subdivision, be proportionately increased. In the event the outstanding shares of Common Stock shall be combined or consolidated by reclassification or otherwise into a lesser number of shares of Common Stock, without a comparable combination of the Series B Convertible Preferred Stock, the Series B Conversion Rate in effect immediately prior to such event shall, concurrently with the effectiveness of such combination or consolidation, be proportionately decreased. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

(ii) ADJUSTMENTS FOR STOCK DIVIDENDS AND OTHER DISTRIBUTIONS. In the event the Company makes, or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution (excluding repurchases of securities by the Company not made on a pro rata basis) payable in property or in securities of the Company other than shares of Common Stock, and other than as otherwise adjusted for in this Section 20(i), (iii) or (iv), in connection with a dividend, then and in each such event the Holders of the Series B Preferred Stock shall receive, at the time of such distribution, the amount of property or the number of securities of the Company that they would have received had their Series B Preferred Shares been converted into Common Stock on the date of such event.

(iii) ADJUSTMENTS FOR REORGANIZATION, RECLASSIFICATIONS OR SIMILAR EVENTS. Subject to the provisions of Section 2(b)(i), if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series B Convertible Preferred Stock) is converted into or exchanged for securities, cash or other property then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series B Convertible Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series B Convertible Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 2(b)(iii) with respect to the rights and interests thereafter of the holders of the Series B Convertible

Preferred Stock, to the end that the provisions set forth in this Section 2(b)(iii) (including provisions with respect to changes in and other adjustments of the Series B Conversion Rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series B Convertible Preferred Stock.

(iv) ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. In the event the Corporation at any time or from time to time after the Series B Original Issue Date shall make or issue, or fix a record date for the determination of holders of capital stock of the Corporation entitled to receive, a dividend or other distribution payable in securities of the Corporation or in other property and the provisions of Sections 1, 2(b)(i), 2(b)(ii) or 2(b)(iii) do not apply to such dividend or distribution, then and in each such event the holders of Series B Convertible Preferred Stock shall receive, simultaneously with the distribution to the holders of such capital stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series B Convertible Preferred Stock had been converted into Common Stock on the date of such event.

(v) NOTICES.

(1)  Immediately upon any adjustment, the Company will give written notice thereof to each Holder of Series B Preferred Shares, setting forth in reasonable detail and certifying the calculation of such adjustment.

(2)  The Company will give written notice to each Holder of Series B Preferred Shares at least ten (10) days prior to the date on which the Company closes its books or sets a record date (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to Holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

(3)  The Company will also give written notice to each Holder of Series B Preferred Shares at least ten (10) days prior to the date on which any Organic Change, dissolution or liquidation will take place.

(c) MECHANICS OF CONVERSION.

(i) HOLDER'S DELIVERY REQUIREMENTS. To convert Series B Preferred Shares into shares of Common Stock on any date (the "Conversion Date"), the Holder thereof shall (A) deliver or transmit by facsimile, for receipt on or prior to 11:59 p.m., Eastern Standard Time, on such date, a copy of a fully executed notice of conversion in the form attached hereto as Annex A (the "Conversion Notice") to the Company or its designated transfer agent for the Series B Preferred Stock (the "Transfer Agent"), and (B) surrender to a common carrier for delivery to the Company or the Transfer Agent as soon as practicable following such date, the original certificates representing the Series B Preferred Shares being converted (or in the case of their loss, theft or destruction, or an indemnification undertaking with respect to such shares in compliance with Section 8 below) (the "Preferred Stock Certificates") and the originally executed Conversion Notice.

(ii) COMPANY'S RESPONSE. Upon receipt by the Company or the Transfer Agent of the Preferred Stock Certificates to be converted pursuant to a Conversion Notice, together with the originally executed Conversion Notice, the Company or the Transfer Agent (as applicable) shall, within five (5) business days following the date of receipt, (A) issue and surrender to a common carrier for overnight delivery to the address specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled or (B) credit the aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account at The Depository Trust Company.

(iii) RECORD HOLDER. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of Series B Preferred Shares shall be treated for all purposes as the record Holder or Holders of such shares of Common Stock on the Conversion Date.

(d) FRACTIONAL SHARES. The Company shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of the Series B Preferred Shares by a Holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock down to the nearest whole share.

(e) CANCELLATION OF SERIES B PREFERRED STOCK. No share or shares of Series B Convertible Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Company shall be authorized to issue.

3. REISSUANCE OF CERTIFICATES. In the event of a conversion pursuant to this Certificate of Designations of less than all of the Series B Preferred Shares represented by a particular Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to the Holder of such Series B Preferred Shares a Preferred Stock Certificate representing the remaining Series B Preferred Shares which have not been so converted or redeemed.

4. RESERVATION OF SHARES. The Company shall use its best efforts to effect a reverse split of its outstanding shares of Common Stock sufficient to provide for conversion of the Series B Preferred Shares. After such reverse split, so long as any of the Series B Preferred Shares are outstanding, the Company shall reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series B Preferred Shares, such number of shares of Common Stock as shall from time to time be sufficient to affect the conversion of all of the Series B Preferred Shares then outstanding.

5. VOTING RIGHTS. Except as otherwise provided in Section 7, the holders of the Series B Preferred Shares shall be entitled to notice of any stockholders’ meeting and to vote upon any matter submitted to a stockholder for a vote, as though the Common Stock and Series B Preferred constituted a single class of stock (except with respect to those matters on which the Delaware General Corporation Law requires that a vote must be by a separate class or classes or by separate series, as to which each such class or series shall have the right to vote in accordance with such law), on the following basis: holders of Series B Preferred Shares shall have with respect to Series B Preferred that number of votes per share as is equal to the number of whole shares of Common Stock into which each such share of Series B Preferred held by such holder as of the record date for determining stockholders entitled to vote on such matters.

6. LIQUIDATION PREFERENCE.

(a) LIQUIDATION, DISSOLUTION, WINDING-UP. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, and after payment in full has been made to the holders of senior securities of the full amounts to which they shall be entitled by reason of their ownership of the senior securities, the Holders of the Series B Preferred Shares shall be entitled to participate with the Common Stock in the distribution of assets or funds of the Company, pro rata based on the number of shares held by each such Holder, treating for this purpose the Series B Preferred Shares as if they had been fully converted to Common Stock immediately prior to such dissolution, liquidation or winding up of the Company. The purchase or redemption by the Company of stock of any class in any manner permitted by law, shall not for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other Person, nor the sale or transfer by the Company of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company.

7. VOTE TO CHANGE THE TERMS OF SERIES B PREFERRED SHARES. The Company shall not, withouth the vote or written consent of the Holders of not less than a majority of the then outstanding Series B Preferred Shares, voting together as a single class (i) amend its Certificate of Incorporation or Bylaws if such amendment would result in any change to the rights, preferences or privileges of the Series B Convertible Preferred Stock, including any increase in the size of the Board of Directors of the Company, whether by merger, consolidation or otherwise, (ii) increase the number of authorized shares of Series B Convertible Preferred Stock, or (iii) create any new class or series, or reclassify any existing class or series, having a preference over, or on parity with, the Series B Convertible Preferred Stock with respect to voting rights or representation, dividends, redemptions, or upon liquidation, whether by merger, consolidation or otherwise.

8. LOST OR STOLEN CERTIFICATES. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificate representing Series B Preferred Shares, and, in the case of loss, theft or destruction, an indemnification undertaking, in form and substance reasonably satisfactory to the Company, by the Holder to the Company and, in the case of mutilation, upon surrender and cancellation of the preferred stock certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, that, the Company shall not be obligated to re-issue preferred stock certificates if the Holder contemporaneously requests the Company to convert such Series B Preferred Shares into Common Stock.

9. WAIVER. To the fullest extent permitted by law, any of the rights, powers, preferences and other terms of the Series B Preferred Stock set forth herein, including, without limitation, any right to dividends or liquidation preference, may be waived or defeased on behalf of all holders of Series B Preferred Stock by the affirmative consent or vote of the holders of at least a majority of the shares of Series B Preferred Stock then outstanding.

ANNEX A

IMMUNOTECHNOLOGY CORPORATION

SERIES B PREFERRED STOCK CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock of ImmunoTechnology Corporation (the "Series B Certificate of Designations"). In accordance with and pursuant to the Series B Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series B Convertible Preferred Stock, $.00001 par value per share ("Series B Preferred Stock"), of ImmunoTechnology Corporation, a Delaware corporation (the "Company"), indicated below into shares of the Company’s common stock, $.00001 par value per share (the "Common Stock"), by tendering the stock certificate(s) representing the share(s) of Series B Preferred Stock specified below as of the date specified below.

The undersigned acknowledges that such conversion satisfies in full the undersigned’s rights to acquire securities of the Company, as well as any and all rights the undersigned may have pursuant to such shares of Series B Preferred Stock, other than the right to receive the shares of Common Stock to be issued pursuant to this Conversion Notice.

The undersigned acknowledges that any sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series B Preferred Shares shall be made only pursuant to (i) a registration statement effective under the Securities Act of 1933, as amended (the "Act"), or (ii) advice of counsel that such sale is exempt from registration required by Section 5 of the Act.

IN WITNESS WHEREOF, the undersigned has caused this Conversion Notice to be duly executed under seal as of this ___ day of _______ ____.

HOLDER

By:____________________________

Name:__________________________

Title:___________________________

Date:___________________________

SERIES B PREFERRED STOCK CONVERSION NOTICE (CONT.)

Please confirm the following information:

Date of Conversion:

_______________________________________

Number of Series B Preferred Shares to be converted

_______________________________________

Stock certificate no(s). of Series B Preferred Shares to be converted:

_______________________________________

Number of shares of Common:

_______________________________________

Please issue the Common Stock into which the Series B Preferred Shares are being converted in the following name and to the following address:

Issue to1 :

Name:_______________________________

Address:_____________________________

Facsimile Number:____________________

Tax ID:_______________________________

ACKNOWLEDGED AND AGREED:

IMMUNOTECHNOLOGY CORPORATION

By: ________________________________

Name: ______________________________

Title: _______________________________

Date: _______________________________

1	If other than to the record Holder of the Shares of Series B Preferred Stock being converted, any applicable transfer tax must be paid by the undersigned.